UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 3, 2010

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On March 3, 2010, the Compensation Committee of the Board of Directors of Ikanos Communications, Inc. (“Ikanos” or the “Company”) approved the Company’s 2010 Executive Bonus Plan (the “Plan”). The Plan includes certain officers of the Company, including the Chief Executive Officer and the Chief Financial Officer, as well as the named executive officers who will be listed in the 2010 Proxy, other than the Vice President of Worldwide Sales.

The Plan provides that:

•

Bonuses are to be paid out based upon attainment of specified revenue and operating results as well as personal objectives (“MBO’s”) set by the executive and the CEO; in the case of the CEO, objectives will be set and reviewed by the Board of Directors;

•	The Committee may, in its discretion, award a bonus to executives based upon company and individual performance during the first and second halves of the Company’s fiscal year;

•	Revenue and operating result attainment are derived from the Company’s Annual Operating Plan (“AOP”) targets, as previously approved by the Board of Directors;

•

The revenue component of the bonus will be paid out when the Company achieves a minimum threshold attainment as measured by the AOP revenue target, and will be paid out according to actual results measured as a percentage of the target revenue, with no cap;

•

The operating results component of the bonus will be paid out if the Company meets specified net operating targets, excluding certain extraordinary expenses related to strategic transactions, and is capped at 120% of target operating results, based upon actual performance.

•

Final determination of whether an executive has attained his or her MBO’s will be in the discretion of the CEO with approval by the Compensation Committee; in the case of the CEO, the Board of Directors will have responsibility for final approval.

•	The Committee retains discretion to evaluate and authorize bonus payments appropriate in light of an executive’s actual performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

By:	/s/ NOAH D. MESEL
Noah D. Mesel Vice President and General Counsel

Date: March 9, 2009